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                                                                Exhibit 10.82

                  SETTLEMENT AGREEMENT AND GENERAL RELEASE

     This Settlement Agreement and General Release ("Agreement") is made and entered into by and between Jean-Yves Dexmier ("Employee") and Informix Software, Inc. ("Informix").

     The parties desire amicably to resolve fully and finally all matters between Employee on one hand and Informix and others released herein on the other hand, including, but not limited to, any matters arising out of or related to Employee's employment with Informix generally or the cessation thereof.

     FIRST:  NON-ADMISSION OF LIABILITY OR WRONGDOING.

     The parties acknowledge that this Agreement reflects their desire to terminate all aspects of their relationship in an orderly and amicable fashion. Informix in no way acknowledges any fault or liability to Employee or any other person or entity and this Agreement shall not in any way be construed as an admission by Informix or any other person or entity of any fault or liability to Employee or any other person or entity.

     SECOND:  CONSIDERATION.

     In consideration of Employee's acceptance of this Agreement, and in exchange for the release and promises described below, Informix and Employee agree to the following:

     (a) RESIGNATION. Employee will execute a letter addressed to the Chairman of the Board, in which Employee will resign from his position on the Board. The letter of resignation will be delivered simultaneously with this executed agreement to M. Kirby C. Wilcox, Esq., at Paul, Hastings, Janofsky
& Walker LLP, 345 California Street, 29th Floor, San Francisco, California 94104, but will become effective only upon the Effective Date of this Agreement as that term is defined in Paragraph FIFTEENTH.

     (b) TERMINATION OF EMPLOYMENT. Employee represents and agrees that his employment with Informix is terminated effective July 12, 2000. Employee also agrees that he will not be re-employed by Informix or others released herein at any time, and that he will not apply for or otherwise seek employment with Informix or any other business entity under direct or indirect common control with Informix ("Affiliates") at any time.

     (c) SEVERANCE. Subject to the provisions of paragraph FOURTEENTH, Employee shall receive a severance payment of two years' base salary at the rate of one year's annual salary of $550,000.00 for a total of $1,100,000.00, pursuant to Section 5(b) of the Informix Corporation Change of Control and Severance Agreement with Employee, which is terminated as of the Effective Date and after that date shall have no further force and effect. Informix also agrees to pay Employee an


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additional payment in the amount of $400,000.00 for a total severance payment in the amount of $1,500,000.00, payable within ten (10) business days of the Effective Date.

     (d) STOCK OPTIONS. Notwithstanding any other provision of the applicable Informix Corporation Stock Option and Award Plans, and notwithstanding Employee's termination of employment as provided herein, all unvested options shall continue to become exercisable in accordance with their original vesting schedule, and all vested options, and all unvested options which become exercisable by virtue of this Agreement, shall continue to be exercisable, as if the Employee had continued his employment through May 31, 2001. All such options shall otherwise be governed by the applicable Informix Corporation Stock Option and Awards Plan. Notwithstanding the rights granted to Employee by this Paragraph SECOND (d), the original vesting schedule of the unvested options shall not in any event accelerate pursuant to the Informix Corporation Change of Control and Settlement Agreement, which is terminated pursuant to Paragraph SECOND (c) above, or any other document, agreement, plan or policy existing as of the Effective Date. Employee's exclusive rights to additional options following the Effective Date extend only to those options that would have vested through May 31, 2001 had he remained continuously employed until that date.

     (e) INSURANCE COVERAGE AND INDEMNIFICATION. Nothing in this Agreement shall be interpreted to create or to waive any rights that Employee may have to coverage under any insurance policy maintained by Informix for director's and officer's liability coverage. Nor shall anything in this Agreement be interpreted to create or to waive any rights that Employee may have to the indemnification of any liability or any attendant attorneys' fees and costs at the time that he may seek such indemnification.

     (f) BENEFITS. Nothing in this Agreement shall be interpreted to create or to waive any rights that Employee may possess under COBRA or under ERISA.

     THIRD:  COMPLETE RELEASE BY PARTIES.

     Employee and his representatives, heirs, successors and assigns (collectively "Employee Releasees"), and Informix and its Affiliates, and its and their present and former shareholders, officers, directors, agents, employee, attorneys, successors and assigns (collectively "Informix Releasees"), do hereby completely release and forever discharge each other, from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Employee Releasees or Informix Releasees may have now or in the future arising from any act or omission or condition occurring on or prior to the date of execution of this Agreement (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the "Released Claims"). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and the California Fair Employment and Housing Act, as well as any

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claims asserting wrongful termination, harassment, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. By way of further example and not in limitation of the foregoing, Released Claims shall include claims for accelerated vesting of stock options under the terms of the Informix Corporation Change of Control and Severance Agreement. Employee's exclusive rights to additional stock options following the Effective Date shall extend only to those options that would have vested had Employee remained continuously employed by Informix through May 31, 2001. Notwithstanding the foregoing, as well as those claims expressly released in Paragraph FOURTH, Released Claims shall not include any claims based on obligations created by or reaffirmed in this Agreement.

     FOURTH:  UNKNOWN CLAIMS.

     The term "Released Claims," as used in this Agreement, expressly covers all claims or possible claims by the parties, and confirms that Informix and Employee expressly waive and release and promise never to assert any such claims, even if Informix and Employee do not believe that they have such claims. Informix and Employee therefore waive the rights described in section 1542 of the Civil Code of California, and elect to assume all risks for claims that now exist in either Informix's or Employee's favor, whether known or unknown. Informix and Employee hereby waive any and all rights under section 1542 of the Civil Code of California and any analogous or similar provision applicable under state or local statutes which provides as follows:

     A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Thus, notwithstanding the provisions of section 1542, and for the purpose of implementing a full and complete release and discharge of the Employee Releasees and Informix Releasees, the parties expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which he or it does not know of or suspect to exist in his or its favor at the time of signing this Agreement, and that this Agreement contemplates the release of any such Claim or Claims.

     FIFTH:  CONFIDENTIALITY.

     Employee will not, unless required by law, disclose to others any information regarding the terms of this Agreement, the money and/or benefits being paid under it or the fact of its payment, except that Employee may disclose this information to Employee's immediate family, attorneys, accountants or other professional advisors to whom Employee must make the disclosure in order for them to render professional


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services to Employee. Employee will instruct them and they must agree, however, to maintain the confidentiality of this information just as Employee must.

     Nothing in this paragraph shall prohibit any party or his/its counsel from disclosing the fact, amount or terms of this Agreement to a court, arbitrator, administrative agency or other tribunal of appropriate jurisdiction for the purpose of effectuating the provisions of this Agreement or as otherwise required by law.

     SIXTH:  NON-DISPARAGEMENT.

     The parties agree that they will not issue any communication, written or otherwise, that damages, criticizes or otherwise reflects adversely or encourages adverse action against Releasees. This provision is not meant to conflict with the obligation to provide truthful testimony under penalty of perjury.

     The parties further agree that any press releases, public announcements or other communications regarding Employee's resignation shall state that departure was due to differences in management philosophy, unless otherwise agreed in writing.

     SEVENTH:  RETURN OF INFORMIX PROPERTY.

     Employee has returned or will immediately return to Informix all property owned by Informix and any documents, computer disks or files that Employee may have, including but not limited to the following: property and information about Informix's practices and procedures; employees; product information, trade secrets, customer lists, employee lists; telephone and sales directories; Informix company data, software, sales forecasts or product marketing pertaining to the current and anticipated business and operations of Informix; notebooks, bulletins, or manuals; and/or Informix pricing, cost and purchasing information. Employee may retain all electronic equipment currently in his possession, including without limitation, the Informix laptop computer and Informix will promptly and in all events on or prior to the Effective Date of this Agreement provide a replacement hard drive for such laptop and shall also return all personal files downloaded from such hard drive by Informix's counsel to Employee. All other information downloaded from the hard drive, and the hard drive itself, shall be retained by counsel for Informix until the Effective Date. On or after the Effective Date, counsel for Informix may return the hard drive and its contents to Informix, provided that counsel for Informix has erased the personal files on the hard drive in a manner that prevents their reconstruction, and provided further that counsel for Informix shall retain a machine-readable copy of the business files on the hard drive. Employee has previously signed an agreement regarding confidential information and trade secrets. All provisions of the agreement remain in effect after Employee leaves Informix, including, but not limited to, confidential and proprietary information regarding Informix's products, sales and marketing methods or strategies, product development, research and plans, personnel data regarding employees of Informix, including salaries, and other confidential or proprietary information not readily available to the public.


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     EIGHTH:  OWNERSHIP OF CLAIMS.

     Employee represents and agrees that he has not assigned or transferred, or purported to assign or transfer, to any person or entity, any Claims or any portion thereof, or interest therein.

     NINTH:  CONSEQUENCES OF VIOLATION OF PROMISES.

     If Employee, Informix or any of its Affiliates files or prosecutes a lawsuit or charge based upon a claim released by this Agreement, he or it must repay all benefits previously received and must pay reasonable attorneys' fees and all other costs incurred as a result of the breach. If, however, Employee files or prosecutes a lawsuit or charge to enforce a monetary, stock, medical or retirement benefit obligation provided by this Agreement, he is not required to repay all benefits previously received. Nor, in such instance, is Employee required to pay reasonable attorneys fees and all other costs incurred as a result of the alleged breach, unless so ordered by an arbitrator.

     TENTH:  NON-RELEASE OF FUTURE CLAIMS.

     This Agreement does not waive or release any rights or claims that Employee may have under the Age Discrimination in Employment Act or any other rights or claims which arise after the date he signs this Agreement.

     ELEVENTH:  PERIOD FOR REVIEW AND CONSIDERATION OF AGREEMENT.

     Employee will have up to 21 days after receipt of this Agreement to accept the terms of this Agreement, although Employee may accept it at any time within those 21 days.

     TWELFTH: CONSULTATION WITH COUNSEL; FULL AND INDEPENDENT KNOWLEDGE, UNDERSTANDING AND CAPACITY.

     Employee is advised to consult with an attorney of his choice before signing this Agreement. Employee acknowledges and agrees that he has been so advised; that Employee has fully discussed all aspects of this Agreement with his counsel of record to the full extent Employee so desired; that Employee has carefully read and fully understands all of the provisions of this Agreement; that Employee has taken as much time as Employee needs for full consideration of this Agreement; that Employee is voluntarily entering into this Agreement; and that Employee has the capacity to enter into this Agreement.

     THIRTEENTH:  EMPLOYEE'S RIGHT TO REVOKE AGREEMENT.

     To accept the Agreement, Employee must date and sign this Agreement and return it to M. Kirby C. Wilcox, Esq., at Paul, Hastings, Janofsky & Walker LLP,


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345 California Street, 29th Floor, San Francisco, California 94104. Employee
will have an additional seven (7) days following his execution of the Agreement in which to revoke the acceptance. To revoke, Employee must send a written statement of revocation to M. Kirby C. Wilcox, Esq., at the previously referenced address. For this revocation to be effective, written notice must be received by Mr. Wilcox no later than the close of business on the seventh day after Employee signs this Agreement. If Employee revokes this Agreement, as provided herein, neither it nor the Board resignation will be effective or enforceable, and Employee will not receive the severance benefit or stock options described in Paragraph SECOND of this Agreement.

     FOURTEENTH:  COOPERATION.

     Employee shall use his best efforts to cooperate with Informix when, through reasonable requests, it seeks the assistance of Employee in connection with the resolution of matters that relate to business conducted during the term of Employee's employment. Informix shall reimburse Employee for his reasonable out-of-pocket expenses incurred by him in providing such cooperation, including meals and lodging, and transportation, where out of town travel is required. However, Employee shall not incur any such meal, lodging, or transportation costs without the express written consent of Informix, and Informix may decline to reimburse any such expenses that Employee incurs without advance written consent.

     By way of example, not limitation, Employee agrees that he will sign within five (5) calendar days all factually correct documents presented to him at the address provided below that require his signature as a matter of U.S. or foreign law. When, during the period from the Effective Date until March 1, 2001, Employee travels away from his home for more than seven days, he shall notify Informix in advance by e-mail, fax or voice-mail and thus permit Informix to make alternative arrangements to secure his signature on corporate documents that may arrive during such travel. To ensure the fulfillment of this duty, the parties agree that Informix may withhold from the severance payment described in Paragraph SECOND Fifty Thousand Dollars ($50,000) ("Withhold"). Employee shall forfeit this Withhold if he fails to furnish the requested signatures. If Employee provides the requested signatures, Informix shall pay the Withhold to Employee no later than March 1, 2001, a date intended to permit the signature of documents required by foreign subsidiaries of Informix in connection with the close of their fiscal years. This Withhold shall apply only to the obligation to provide signatures on corporate documents and shall not apply generally to the cooperation obligations set forth in the first sentence of this Paragraph FOURTEENTH.

     FIFTEENTH:  EFFECTIVE DATE.

     This Agreement shall become effective on the eighth day following the execution of the agreement by both parties.


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     SIXTEENTH:  NO REPRESENTATIONS.

     Employee represents that in signing this Agreement, he does not rely on nor has he relied on any representation or statement not specifically set forth in this Agreement by any of the Releasees or by any of the Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise.

     SEVENTEENTH:  GOVERNING LAW.

     This Agreement is made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California.

     EIGHTEENTH:  SUCCESSORS.

     This Agreement shall be binding upon Employee and Informix and upon his and its representatives, heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the Employee Releasees and Informix Releasees and to their respective heirs, administrators, representatives, executors, successors and assigns.

     NINETEENTH:  ARBITRATION.

     (a) AGREEMENT TO ARBITRATE: Any dispute between the parties including but not limited to any claims of discrimination under state or federal law, claims of other statute violations, as well as any disputes concerning the provisions of this Agreement or any dispute about the formation, validity, interpretation, or effect of alleged violations of this Agreement ("Arbitrable Dispute") must be submitted to final and binding arbitration in San Francisco before an experienced arbitrator licensed to practice law in California. Employee agrees to subject himself to personal jurisdiction in San Francisco County for such arbitration and in any jurisdiction necessary for the enforcement of any arbitration award. Except as provided in this Agreement, the arbitration shall be in accordance with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The arbitrator may not modify or change this Agreement in any way.

     (b) ARBITRATION COSTS: Except as provided in Paragraph NINTH, each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by Employee and Informix. The party losing the arbitration shall reimburse the party who prevailed for all expenses the prevailing party paid pursuant to the preceding sentence, and for all reasonable attorneys' fees (as determined by the arbitrator) incurred by the prevailing party in connection with the arbitration proceeding.


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     (c)     EXCLUSIVE REMEDY:  Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgment by a court of competent jurisdiction. Should Employee or Informix attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Paragraph, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys' fees incurred as a result.

     TWENTIETH:  ENTIRE AGREEMENT.

     This Agreement, Employee's Confidential Information and Trade Secret Agreement, the applicable Informix Corporation Stock Option and Award Plans and the Informix Corporation Change of Control and Severance Agreement with Employee set forth the entire agreement between the parties hereto. This Agreement fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

     TWENTY-FIRST:  SEVERABILITY.

     Should any of the provisions in this Agreement be declared or be determined to be illegal or invalid, all remaining parts, terms or provisions shall be valid, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

     TWENTY-SECOND:  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     TWENTY-THIRD:  NOTICE.

     Any notice to be given under this Agreement shall be in writing and delivered personally or sent by registered mail, postage prepaid, if to Informix, addressed to Gary Lloyd, Esq., Informix Software, Inc., 4100 Bohannon Drive, Menlo Park, California 94025, with copies to M. Kirby C. Wilcox Esq., Paul, Hastings, Janofsky & Walker LLP, 345 California Street, 29th Floor, San Francisco, CA 94104, and if to Employee, addressed to Jean-Yves Dexmier, 1152 Brown Avenue, Lafayette, California 94549, with copies to Stephen T. Lindo, Esq., Willkie Farr & Gallagher, The Equitable Center, 787 Seventh Avenue, New York, NY 10019-6099 or to such other address as either party may designate by written notice to the other.


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     TWENTY-FOURTH:  INCOME TAX WITHHOLDING.

     Informix shall make such withholding for taxes as required by applicable law and the parties agree that withholding on the payments provided for in Paragraph SECOND (c) shall be at the flat 28% applicable withholding rate provided by federal regulations and at the corresponding flat withholding rates set by California taxing authorities.

     PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Executed at    Troy               MI         this 13th day of September, 2000.
           ---------------,  --------------,      ---
                (City)          (State)

                                          /s/ Jean-Yves Dexmier
                                          ------------------------
                                             Jean-Yves Dexmier

Executed at New York           New York      this 13th day of September, 2000.
           ---------------,  --------------,      ---
                (City)          (State)

                                          WILLKIE FARR & GALLAGHER


                                          BY: /s/ Stephen T. Lindo
                                          ------------------------
                                          Attorneys for Jean-Yves Dexmier

Executed at Menlo Park           CA          this 13th day of September, 2000.
           ---------------,  --------------,      ---
                (City)          (State)

                                          INFORMIX SOFTWARE, INC.


                                          BY: /s/ Gary Lloyd
                                          ------------------------
                                          Gary Lloyd
                                          Vice President Legal, General
                                          Counsel


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Executed at San Francisco     California     this 13th day of September, 2000.
           ---------------,  --------------,      ---
                (City)          (State)

                                          PAUL, HASTINGS, JANOFSKY &
                                          WALKER LLP

                                          BY: /s/ M. Kirby C. Wilcox
                                          ---------------------------------
                                          Attorneys for Informix Software, Inc.


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